Filed Pursuant to Rule 424(b)(7)
Registration No. 333-249794

PROSPECTUS SUPPLEMENT

(To prospectus dated November 2, 2020)

2,149,008 Shares

Coupa Software Incorporated

Common Stock

The selling stockholders of Coupa Software Incorporated referred to in this prospectus supplement are offering 2,149,008 shares of our common stock, par value $0.0001 per share (“Common Stock”).

The selling stockholders will receive all of the net proceeds from the sale of these shares, and we will not receive any proceeds from the sale of these shares by the selling stockholders.

	Per Share	Total
Public offering price	$240.00	$515,761,920.00
Underwriting discounts(1)	$1.79	$3,846,724.32
Proceeds, before expenses, to the selling stockholders	$238.21	$511,915,195.68

(1)	See the section of this prospectus supplement captioned “Underwriting” on page S-7 for a description of the compensation payable to the underwriter.

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “COUP.” On October 30, 2020, the last reported sale price of our Common Stock was $267.70 per share.

Investing in our Common Stock involves risks. See the section of this prospectus supplement captioned “Risk Factors” beginning on page S-5 of this prospectus supplement, page 6 of the accompanying prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock will be made on or about November 5, 2020.

Goldman Sachs & Co. LLC

This prospectus supplement is dated November 2, 2020

Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus we prepare or authorize is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling stockholders are not making an offer to sell shares of our Common Stock in any jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information we have included in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

References in this prospectus supplement to “Coupa,” the “Company,” “we,” “us” and “our” and all similar references are to Coupa Software Incorporated and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. You can obtain any documents that we file electronically with the SEC at www.sec.gov.

We also make available, free of charge, on or through our website (www.coupa.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed below under the heading “Incorporation by Reference.”

This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the Common Stock by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference in this prospectus supplement the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed on April 10, 2020;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2020 and July 31, 2020;

•	our Current Reports on Form 8-K filed on May 29, 2020, June 11, 2020, June 16, 2020, October 6, 2020 and November 2, 2020;

•

the description of our Common Stock contained in the Registration Statement on Form 8-A (File No. 001-37901), filed with the SEC on September 29, 2016, including any amendments or reports filed for the purpose of updating such description; and

•

any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering (other than any documents or information deemed to have been furnished rather than filed in accordance with SEC rules).

To obtain copies of these filings, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, the expected benefits of the acquisition of Laurel Parent Holdings, Inc. and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus supplement and in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement and the documents incorporated by reference. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations.

OUR COMPANY

Our Company

We are a leading provider of Business Spend Management (“BSM”) solutions. We offer a comprehensive, cloud-based BSM platform that connects our global community of customers with more than five million suppliers around the world. Our platform provides greater visibility into and control over how companies spend money. Using our platform, businesses are able to achieve real, measurable value and savings that drive their profitability.

Recent Developments

On November 2, 2020, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Lloyd Merger Sub, Inc., a Delaware corporation and our direct, wholly-owned subsidiary (“Merger Sub I”), Lloyd Merger Sub, LLC, a Delaware limited liability company and our direct, wholly-owned subsidiary (“Merger Sub II”), Laurel Parent Holdings, Inc., a Delaware corporation (doing business as LLamasoft) (“LLamasoft”) and TPG VII Laurel Holdings, L.P., as stockholder representative, pursuant to which Merger Sub I merged with and into LLamasoft and LLamasoft continued as the surviving corporation and, as part of the same overall transaction, the surviving corporation merged with and into Merger Sub II and Merger Sub II continued as the surviving limited liability company, such that Merger Sub II became our wholly-owned subsidiary (collectively, the “Transaction”).

LLamasoft, together with its subsidiaries, is a supply chain design and analysis software and solutions provider. LLamasoft provides an AI-powered enterprise decision platform to deliver faster, smarter decisions across the extended supply chain.

The total consideration for the Transaction, including repayment of debt and expenses, was approximately $1.5 billion, of which approximately $795 million was paid in cash, subject to customary adjustments, and the remainder was paid in the form of 2,403,713 shares of our Common Stock.

We will file certain financial statements of LLamasoft required under Regulation S-X by amendment to our Current Report on Form 8-K not later than 71 calendar days following the date that the Current Report on Form 8-K is required to be filed.

Corporate Information

Our principal executive offices are located at 1855 S. Grant Street, San Mateo, CA 94402, and our telephone number is (650) 931-3200. Our website address is www.coupa.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investing in our Common Stock involves risks. Before making a decision to invest in our Common Stock, you should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on March 20, 2020, and our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2020 and July 31, 2020, filed with the SEC on June 8, 2020 and September 8, 2020, respectively, each of which are incorporated by reference in this prospectus supplement, as well as any other risks described in our subsequent filings with the SEC. See “Where You Can Find More Information.”

In addition to the risk factors described above, we are including the following additional risk factor with respect to the Transaction:

Acquisitions may disrupt our business, divert our resources and require significant management attention that would otherwise be available for development of our existing business.

We may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the Transaction. We also may not achieve the anticipated benefits due to a number of factors, including:

•	inability to integrate or benefit from acquired technologies or services in a profitable manner;

•	unanticipated costs, accounting charges or other liabilities associated with the Transaction;

•	incurrence of Transaction-related costs;

•	difficulty integrating the accounting systems, internal controls, operations and personnel;

•	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure, including due to language, geographical or cultural differences;

•

difficulty fulfilling the contractual obligations or expectations of customers or converting the customers onto our platform and contract terms, including disparities in the revenues, licensing, support or professional services model;

•	adverse effects to our existing business relationships with business partners and customers as a result of the Transaction;

•	the potential loss of key employees;

•	use of resources that are needed in other parts of our business; and

•	use of substantial portions of our available cash to consummate the Transaction.

In addition, a significant portion of the purchase price may be allocated to acquired goodwill and other intangible assets. Goodwill must be assessed for impairment at least annually, and other intangible assets are assessed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations. Our exposure to risks associated with various claims, including the use of intellectual property, may also be increased as a result of acquisitions of other companies. For example, we may have a lower level of visibility into the development process with respect to intellectual property or the care taken to safeguard against infringement risks with respect to the acquired company or technology and third parties may make infringement and similar or related claims after we have acquired technology that were not asserted prior to our acquisition. In addition, if the Transaction fails to meet our expectations, our operating results, business and financial position may suffer.

USE OF PROCEEDS

All shares of Common Stock sold pursuant to this prospectus supplement will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

2,149,008 shares of Common Stock are being offered by this prospectus supplement by and for the account of the selling stockholders. The shares being offered were issued to the selling stockholders pursuant to the Merger Agreement and are subject to adjustment as set forth in the Merger Agreement.

We have prepared the following table based on information given to us by, or on behalf of, the selling stockholders on or before the date hereof with respect to the beneficial ownership of the shares of our Common Stock held by the selling stockholders as of November 2, 2020. We have not independently verified this information.

To our knowledge, other than the receipt of shares of our Common Stock pursuant to the Merger Agreement, the selling stockholders do not have and within the past three years have not had, any position, office or other material relationship with us or any of our affiliates, except that the selling stockholders may have or may have had commercial arrangements with us in the ordinary course of business. To our knowledge, the selling stockholders are not broker-dealers.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Sale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
TPG VII Laurel Holdings, L.P. (1)	1,653,434	2.38%	1,603,770	49,664	*
Entities affiliated with The Goldman Sachs Group, Inc.(2)	439,744	*	439,744	—	*
MK Capital II, LP (3)	210,989	*	105,494	105,495	*
Total shares of Common Stock	2,304,167	3.31%	2,149,008	155,159	*

*	Denotes less than 1%.
(1)

Includes 191,285 shares of Common Stock beneficially owned by TPG VII Laurel Holdings, L.P. (“TPG Laurel”) pursuant to an agreement with certain former employees and directors of LLamasoft. The general partner of TPG Laurel is TPG GenPar VII, L.P., a Delaware limited partnership, whose general partner is TPG GenPar VII Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James G. Coulter are sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to have beneficial ownership of the shares held by TPG Laurel. Each of Messrs. Bonderman and Coulter disclaims beneficial ownership over the shares described above except to the extent of their pecuniary interest therein, if any. The address of each of Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Forth Worth, TX 76102.

(2)

Consists of (i) 406,158 shares of Common Stock held by Broad Street Principal Investments, L.L.C., (ii) 15,736 shares of Common Stock held by Bridge Street 2015, L.P., (iii) 4,045 shares of Common Stock held by MBD 2015, L.P., (iv) 4,601 shares of Common Stock held by Stone Street 2015, L.P. and (v) 9,204 shares of Common Stock held by 2015 Employee Offshore Aggregator, L.P. (collectively, the “GS Entities”). Goldman Sachs & Co. LLC (“GS”) is a wholly owned subsidiary of The Goldman Sachs Group, Inc. (“GSG” and, together with its affiliates, “Goldman Sachs”). Affiliates of GSG are the general partner, managing general partner or investment manager, as applicable, of the GS Entities. Each of GS and GSG disclaims beneficial ownership over the shares described above except to the extent of their pecuniary interest therein, if any. The address of each of GS and GSG is 200 West Street, New York, NY 10282.

(3)

The general partner of MK Capital II, LP is MK Capital Management II, LLC. Bret R. Maxwell and Mark Koulogeorge are managing members of MK Capital Management II, LLC and may therefore be deemed to have beneficial ownership of the shares held by MK Capital II, LP. Each of Messrs. Maxwell and Koulogeorge disclaims beneficial ownership over the shares described above except to the extent of their pecuniary interest therein, if any. The address of each of Messrs. Maxwell and Koulogeorge is 1799 Willow Road, Northfield, IL 60093.

UNDERWRITING (CONFLICTS OF INTEREST)

The selling stockholders identified in this prospectus supplement are offering the shares of Common Stock described in this prospectus supplement and the accompanying base prospectus through an underwriter named in the following table. We and the selling stockholders have entered into an underwriting agreement with the underwriter dated the date of this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase the number of shares of Common Stock listed next to its name in the following table:

Name	Number of Shares
Goldman Sachs & Co. LLC	2,149,008

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of our Common Stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is committed to purchase all the shares offered by the selling stockholders if it purchases any shares.

The underwriter proposes to offer part of the shares of Common Stock to the public at the public offering price set forth on the cover of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.895 a share under the public offering price. After the offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the underwriter. The offering of the shares of Common Stock by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

Commissions

The following table shows the public offering price, total underwriting discount and proceeds before expenses to the selling stockholders.

	Per Share	Total
Public offering price	$240.00	$515,761,920.00
Underwriting discount	$1.79	$3,846,724.32
Proceeds, before expenses, to the selling stockholders	$238.21	$511,915,195.68

We will bear the costs, other than underwriting discounts and transfer taxes, associated with this offering. The estimated offering expenses of this offering are approximately $275,291, which includes legal, accounting and printing costs and various other fees associated with the registration of the shares of Common Stock to be sold pursuant to this prospectus supplement.

Lock-Up Agreements

We, our directors and our executive officers have agreed that, for a period of 45 days (the “restricted period”) from the date of this prospectus supplement, neither we nor they will, without the prior consent of the underwriter, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, or publicly announce an intention to effect one of these transactions.

Notwithstanding the above, the underwriter has agreed in the underwriting agreement that the lock-up provisions applicable to us in the underwriting agreement do not apply to:

i.

the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriter has been advised in writing;

ii.

the issuance by the Company of any common stock or any securities convertible into or exercisable or exchangeable for common stock pursuant to any incentive plan or stock ownership plan in effect on the date of this prospectus supplement and described herein or in the documents incorporated by reference herein;

iii.

the filing by the Company of a registration statement with the SEC on Form S-8 in respect of any common stock or any securities convertible into or exercisable or exchangeable for common stock issued under or the grant of any award pursuant to an employee benefit plan in effect on the date of this prospectus supplement and described herein or in the documents incorporated by reference herein;

iv.

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (A) such plan does not provide for the transfer of common stock during the restricted period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period;

v.

the sale or issuance of or entry into an agreement to sell or issue, and the filing of a registration statement on Form S-3 with the Commission related to the resale of, common stock in connection with one or more acquisitions of businesses, products or technologies; provided, that the aggregate amounts of common stock that the Company may sell or issue or agree to sell or issue, and file a resale registration statement on Form S-3 with the Commission with respect to, shall not exceed 1% of the total number of shares of common stock of the Company issued and outstanding on the date of the underwriting agreement; provided that the Company may not in any event effect or facilitate a primary or secondary underwritten offering of its securities during the restricted period; and

vi.

the sale or issuance of, or the entry into an agreement to sell or issue common stock or any securities convertible into or exercisable or exchangeable for common stock in connection with one or more acquisitions of businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions; provided that the aggregate amounts of common stock or any securities convertible into or exercisable or exchangeable for common stock (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue, or agree to sell or issue pursuant to this paragraph and the preceding paragraph, in the aggregate, shall not exceed 5% of the total number of shares of common stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by the underwriting agreement determined on a fully-diluted basis; and provided further that each recipient of common stock or any other securities pursuant to this paragraph shall be subject to a lock-up agreement no less restrictive than the lock-up provisions in the underwriting agreement described above for the remainder of the restricted period.

The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up provisions in the underwriting agreement described above in whole or in part at any time.

In addition, the restrictions in the lock-up agreements applicable to our directors and executive officers (referred to as stockholders below) do not apply to:

i.

transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

ii.

transfers by such stockholders of shares of common stock or any security convertible into or exercisable or exchangeable for common stock (A) as a bona fide gift or charitable contribution, (B) to an immediate family member or a trust for the direct or indirect benefit of the stockholder or such immediate family member of the stockholder, (C) to any corporation, partnership, limited liability company, investment fund or other entity controlled or managed, or under common control or management by the stockholder or the immediate family of the stockholder, (D) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the stockholder, or (E) transfers or distributions of shares of common stock or any security convertible into or exercisable or exchangeable for common stock by a stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; provided that in the case of any transfer or distribution pursuant to this clause (ii), (1) each distributee or transferee shall sign and deliver a substantially similar lock-up agreement and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

iii.

distributions or transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to general or limited partners, members or stockholders of the stockholder or transfers of shares of common stock, provided that in the case of any transfer or distribution pursuant to this clause (iii), (i) each distributee or transferee shall sign and deliver a substantially similar lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

iv.

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”) for the transfer of shares of common stock, provided that (A) such plan does not provide for the transfer of common stock during the restricted period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the stockholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; and the sale of shares of common stock pursuant to a 10b5-1 Trading Plan, provided that such plan was established prior to the execution of the lock-up agreement by the stockholder and that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the restricted period shall state that such sales have been executed under a 10b5-1 Trading Plan and shall also state the date such plan was adopted;

v.

(A) the receipt of shares of common stock upon the exercise or settlement of options or restricted stock units granted under a stock incentive plan or other equity award plan, which plan is described herein or in the documents incorporated by reference herein or (B) the transfer of shares of common stock or any securities convertible into common stock to the Company upon a vesting or settlement event of the Company’s securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to the Company necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting or exercise whether by means of a “net settlement” or otherwise) so long as such “cashless exercise” or “net exercise” is effected solely by the surrender of outstanding options (or the common stock issuable upon the exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations, provided that in the case of (A) the shares received upon exercise or settlement of the option or restricted stock unit are subject to the terms of such lock-up agreement, and provided further that in the case of (A) or (B), any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (i) the filing relates to the circumstances described in (A) or (B), as the case may be, (ii) no shares were sold by the reporting person and (iii) in the case of (i), the shares received upon exercise or settlement of the option or restricted stock unit are subject to a lock-up agreement with the underwriter of the offering;

vi.

the transfer by such stockholders of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to the Company pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares;

vii.

the transfer by such stockholders of shares of Common Stock or any security convertible into or exercisable or exchangeable for common stock that occurs pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each transferee shall sign and deliver a substantially similar lock-up agreement and no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made by or on behalf of the stockholder during the restricted period, unless such filing clearly indicates in the footnotes thereto that such transfer occurred by operation of law, pursuant to a qualified domestic order or in connection with a divorce settlement;

viii.

the transfer of such stockholders’ common stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of common stock involving a “change of control” of the Company occurring after the consummation of the offering, that has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the stockholder’s common stock shall remain subject to these restrictions. For purposes of this paragraph, “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company; and

ix.

the sale of shares of common stock underlying restricted stock units that are vested and settled to satisfy income tax withholding and remittance obligations in connection with the vesting of such restricted stock units that are outstanding as of the date of this prospectus supplement and described herein or in the documents incorporated by reference herein; provided that any filing under Section 16(a) of the Exchange Act required in connection therewith indicates that such transfer is to satisfy income tax withholding and remittance obligations in connection with the vesting of restricted stock units.

In addition, each of our directors and our executive officers has agreed that, without the prior written consent of the underwriter, he or she will not, during the period commencing on the date of his or her lock-up agreement and ending 45 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock. Each of our directors and our executive officers also has agreed and consented to the entry of stop transfer instructions with our transfer agent and registrar against the transfer of their shares of common stock except in compliance with the foregoing restrictions. The underwriter, in its sole discretion, may release all or any portion of the securities subject to lock-up agreements at any time without notice.

Stabilization and Short Positions

In order to facilitate this offering of the Common Stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a naked short position. The underwriter can close out a naked short sale by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. In addition, to stabilize the price of Common Stock, the underwriter may bid for, and purchase, shares of Common Stock in the open market. These activities may raise or maintain the market price of the Common Stock above independent market levels or prevent or retard a decline in the market price of the Common Stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

Indemnification

We, the selling stockholders and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Relationships

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, Goldman Sachs & Co. LLC acted as an initial purchaser in our recent offering of $1.38 billion aggregate principal amount of 0.375% convertible senior notes.

In addition, in the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers and may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Certain affiliates of Goldman Sachs & Co. LLC are selling stockholders in this offering and will receive a portion of the net proceeds. Because Goldman Sachs & Co. LLC is acting as an underwriter in this offering, Goldman is deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”). Accordingly, this offering is being conducted in accordance with Rule 5121.

Electronic Distribution

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the representatives to the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

Selling Restrictions

References to “this prospectus” in this “—Selling Restrictions” subsection refer collectively to this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to as a Relevant Member State, an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

Shares of our common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation, or document relating to shares of our common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA) (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where shares of our common stock are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired shares of our common stock under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.

Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement”

or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC) in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of our common stock may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the DFSA). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The common stock to which this prospectus relates may be illiquid or subject to restrictions on its resale. Prospective purchasers of the common stock offered should conduct their own due diligence on the common stock. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (FINMA) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (CISA) and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (CISO) such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Brazil

No securities may be offered or sold in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution under Brazilian laws and regulations. The shares have not been, and will not be, registered with the Comissão de Valores Mobiliários.

France

Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and  D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3°  of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Kuwait

Unless all necessary approvals from the Kuwait Capital Markets Authority pursuant to Law No. 7/2010, its Executive Regulations, and the various Resolutions and Announcements issued pursuant thereto or in connection therewith have been given in relation to the marketing of and sale of the shares, these may not be offered for sale, nor sold in the State of Kuwait (“Kuwait”). Neither this prospectus nor any of the information contained herein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait. With regard to the contents of this document we recommend that you consult a licensee as per the law and specialized in giving advice about the purchase of shares and other securities before making the subscription decision.

Qatar

The shares described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar (including the Qatar Financial Centre) in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority, the Qatar Central Bank, Qatar Financial Centre Regulatory Authority or any other relevant Qatar governmental body or securities exchange and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

The People’s Republic of China

This prospectus does not constitute a public offer of shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our Common Stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our Common Stock (other than an entity or arrangement that is treated as a partnership or pass-through entity for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons,” as defined under the Code, have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes under applicable U.S. Treasury Regulation.

This discussion is based on current provisions of the Code, existing, temporary and proposed Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, each as in effect as of the date of this prospectus, and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or different interpretation could alter the tax considerations to non-U.S. holders described in this prospectus. In addition, there can be no assurance that the IRS will not challenge one or more of the tax considerations described in this prospectus. This discussion assumes that a non-U.S. holder holds shares of our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) for U.S. federal income tax purposes. This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of the Medicare contribution tax on net investment income, any U.S. non-income taxes, such as estate or gift taxes, any U.S. alternative minimum taxes or any state, local or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, government organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, tax-qualified retirement plans and “qualified foreign pension funds” as defined in Section 897(1)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, non-U.S. holders that hold our Common Stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment and certain U.S. expatriates). If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our Common Stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL NON-INCOME, STATE, LOCAL, OR NON-U.S. TAX LAWS AND TAX TREATIES.

Dividends

We have no present intention to make distributions on our Common Stock. If we do pay dividends on shares of our Common Stock, however, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our Common Stock. Any amount distributed in excess of basis will be treated as capital gain and will be subject to the treatment described below under “—Gain on Sale or Other Disposition of Common Stock.” Any distributions will also be subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act.”

Any dividend paid to a non-U.S. holder on our Common Stock that is not effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States will generally be subject to U.S. withholding tax at a 30% rate. The withholding tax might apply at a reduced rate, however, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. You should consult your own tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing an appropriate and properly completed IRS Form W-8BEN, W-8BEN-E or other appropriate form (or any successor or substitute form thereof) to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the holder’s agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, and if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, are generally not subject to U.S. withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. To obtain this exemption, a non-U.S. holder must provide us or our paying agent with an IRS Form W-8ECI (or any successor form) properly certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with a U.S. trade or business of the corporate non-U.S. holder may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” non-U.S. holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other disposition of our Common Stock unless:

•

the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our Common Stock, and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S. source capital losses of such non-U.S. holder, if any, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses, even though the individual is not considered a resident of the United States); or

•	the rules of the Foreign Investment in Real Property Tax Act (“FIRPTA”) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange or other disposition of our Common Stock if we are, or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period, a “U.S. real property holding corporation” (“USRPHC”). In general, we would be a USRPHC if interests in U.S. real estate comprised at least half of the value of our business assets. We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

If any gain from the sale, exchange or other disposition of our Common Stock, (i) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject also to a “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding for dividends on our Common Stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payer does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or successor form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “—Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our Common Stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of Common Stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and impose backup withholding on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. holder (and the payer does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally may be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding tax of 30% applies to certain payments to foreign financial institutions, investment funds and certain other non-U.S. persons that fail to comply with certain information reporting and certification requirements pertaining to their direct and indirect U.S. securityholders and/or U.S. accountholders and do not otherwise qualify for an exemption. Under applicable Treasury Regulations and IRS guidance, this withholding currently applies to payments of dividends, if any, on, and, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our Common Stock. An intergovernmental agreement between the United States and a foreign country may modify the requirements described in this paragraph.

While, beginning on January 1, 2019, withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of our Common Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE POTENTIAL APPLICATION OF WITHHOLDING UNDER FATCA TO THEIR INVESTMENT IN OUR COMMON STOCK. THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, GIFT, ESTATE, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus supplement will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California. The underwriter is represented by Freshfields Bruckhaus Deringer US LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements of Coupa Software Incorporated, appearing in Coupa Software Incorporated’s Annual Report (Form 10-K) for the year ended January 31, 2020, and the effectiveness of Coupa Software Incorporated’s internal control over financial reporting as of January 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

2,403,713 Shares

Coupa Software Incorporated

Common Stock

The selling stockholders of Coupa Software Incorporated referred to in this prospectus may offer and sell, from time to time, up to 2,403,713 shares of our common stock, par value $0.0001 per share (“Common Stock”), under this prospectus. The selling stockholders acquired these shares from us pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 2, 2020 (the “Merger Agreement), by and among us, Lloyd Merger Sub, Inc. (“Merger Sub I”), Lloyd Merger Sub, LLC (“Merger Sub II”), Laurel Parent Holdings, Inc. (doing business as LLamasoft) (“LLamasoft”) and TPG VII Laurel Holdings, L.P., as stockholder representative, in connection with our acquisition of LLamasoft. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders.

The selling stockholders may sell the shares of our Common Stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of Common Stock in the section of this prospectus captioned “Plan of Distribution.” Our registration of the securities covered by this prospectus does not mean that the selling stockholders will offer or sell any shares of Common Stock. The selling stockholders may offer and sell the shares of our Common Stock covered by this prospectus in amounts, at prices and on other terms to be determined at the time of the offering and as may be described in an accompanying prospectus supplement.

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “COUP.” On October 30, 2020, the last reported sale price of our Common Stock was $267.70 per share.

Investing in our Common Stock involves risks. See the section of this prospectus captioned “Risk Factors” beginning on page 6 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 2, 2020

Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we prepare or authorize. We have not authorized any other person to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or in any related free writing prospectus we prepare or authorize is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling stockholders are not making an offer to sell shares of our Common Stock in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our Common Stock, as described in this prospectus, in one or more offerings. The selling stockholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices, including through an underwritten public offering. The prospectus supplement for an offering of our Common Stock will describe in detail the plan of distribution for that offering.

This prospectus provides a general description of our Common Stock that any selling stockholders may offer. The prospectus supplement for any offering may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read both this prospectus and any prospectus supplement, together with the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference.”

References in this prospectus to “Coupa,” the “Company,” “we,” “us” and “our” and all similar references are to Coupa Software Incorporated and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. You can obtain any documents that we file electronically with the SEC at www.sec.gov.

We also make available, free of charge, on or through our website (www.coupa.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed below under the heading “Incorporation by Reference.”

This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the Common Stock by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed on April 10, 2020;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2020 and July 31, 2020;

•	our Current Reports on Form 8-K filed on May 29, 2020, June 11, 2020, June 16, 2020, October 6, 2020 and November 2, 2020;

•

the description of our Common Stock contained in the Registration Statement on Form 8-A (File No. 001-37901), filed with the SEC on September 29, 2016, including any amendments or reports filed for the purpose of updating such description; and

•

any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering (other than any documents or information deemed to have been furnished rather than filed in accordance with SEC rules).

To obtain copies of these filings, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, the expected benefits of our acquisition of LLamasoft and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

OUR COMPANY

We are a leading provider of Business Spend Management (“BSM”) solutions. We offer a comprehensive, cloud-based BSM platform that connects our global community of customers with more than five million suppliers around the world. Our platform provides greater visibility into and control over how companies spend money. Using our platform, businesses are able to achieve real, measurable value and savings that drive their profitability.

Our principal executive offices are located at 1855 S. Grant Street, San Mateo, CA 94402, and our telephone number is (650) 931-3200. Our website address is www.coupa.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only.

BACKGROUND

On November 2, 2020, pursuant to the Merger Agreement by and among us, Merger Sub I, Merger Sub II, LLamasoft and TPG VII Laurel Holdings, L.P. as stockholder representative, we acquired LLamasoft (the “Transaction”). In connection with the Transaction and pursuant to a Registration Rights Agreement by and among us and certain of the selling stockholders, we agreed to file with the SEC a registration statement on Form S-3 covering the resale of 2,403,713 shares of Common Stock received by former holders of the capital stock of LLamasoft.

RISK FACTORS

Investing in our Common Stock involves risks. Before making a decision to invest in our Common Stock, you should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on March 20, 2020, and our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2020 and July 31, 2020, filed with the SEC on June 8, 2020 and September 8, 2020, respectively, each of which are incorporated by reference in this prospectus, as well as any other risks described in our subsequent filings with the SEC. See “Where You Can Find More Information.”

In addition to the risk factors described above, we are including the following additional risk factor with respect to the Transaction:

Acquisitions may disrupt our business, divert our resources and require significant management attention that would otherwise be available for development of our existing business.

We may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the Transaction. We also may not achieve the anticipated benefits due to a number of factors, including:

•	inability to integrate or benefit from acquired technologies or services in a profitable manner;

•	unanticipated costs, accounting charges or other liabilities associated with the Transaction;

•	incurrence of Transaction-related costs;

•	difficulty integrating the accounting systems, internal controls, operations and personnel;

•	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure, including due to language, geographical or cultural differences;

•

difficulty fulfilling the contractual obligations or expectations of customers or converting the customers onto our platform and contract terms, including disparities in the revenues, licensing, support or professional services model;

•	adverse effects to our existing business relationships with business partners and customers as a result of the Transaction;

•	the potential loss of key employees;

•	use of resources that are needed in other parts of our business; and

•	use of substantial portions of our available cash to consummate the Transaction.

In addition, a significant portion of the purchase price may be allocated to acquired goodwill and other intangible assets. Goodwill must be assessed for impairment at least annually, and other intangible assets are assessed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations. Our exposure to risks associated with various claims, including the use of intellectual property, may also be increased as a result of acquisitions of other companies. For example, we may have a lower level of visibility into the development process with respect to intellectual property or the care taken to safeguard against infringement risks with respect to the acquired company or technology and third parties may make infringement and similar or related claims after we have acquired technology that were not asserted prior to our acquisition. In addition, if the Transaction fails to meet our expectations, our operating results, business and financial position may suffer.

USE OF PROCEEDS

All shares of Common Stock sold pursuant to this prospectus or any prospectus supplement related thereto will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

This prospectus relates to the possible sale by the selling stockholders of up to 2,403,713 shares of our Common Stock for their own account. The shares being offered were issued to the selling stockholders pursuant to the Merger Agreement. When we refer to the “selling stockholders” in this prospectus, we mean the persons or entities listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interest in our Common Stock other than through a public sale.

We have prepared the following table based on information given to us by, or on behalf of, the selling stockholders on or before the date hereof with respect to the beneficial ownership of the shares of our Common Stock held by the selling stockholders as of November 2, 2020, the date of closing of the Transaction. We have not independently verified this information. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Common Stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of any selling stockholder and the number of shares registered on its behalf. For purposes of the table below, we assume that the selling stockholders will sell all of their shares of Common Stock covered by this prospectus.

To our knowledge, except as may be disclosed in a prospectus supplement, the selling stockholders do not have and within the past three years have not had, any position, office or other material relationship with us or any of our affiliates, except that the selling stockholders may have or may have had commercial arrangements with us in the ordinary course of business. To our knowledge, except as may be disclosed in a prospectus supplement, the selling stockholders are not broker-dealers.

	Prior to the Offering			After the Offering

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Sale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding

TPG VII Laurel Holdings, L.P. (1)	1,653,434	2.38%	1,653,434	—	*
Entities affiliated with The Goldman Sachs Group, Inc.(2)	439,744	*	439,744	—	*
MK Capital II, LP (3)	210,989	*	210,989	—	*
All other selling stockholders (4)	99,546	*	99,546	—	*
Total shares of Common Stock	2,403,713	3.46%	2,403,713	—	*

* Denotes less than 1%

(1) Includes 191,285 shares of Common Stock beneficially owned by TPG VII Laurel Holdings, L.P. (“TPG Laurel”) pursuant to an agreement with certain former employees and directors of LLamasoft. The general partner of TPG Laurel is TPG GenPar VII, L.P., a Delaware limited partnership, whose general partner is TPG GenPar VII Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James G. Coulter are sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to have beneficial ownership of the shares held by TPG Laurel. Each of Messrs. Bonderman and Coulter disclaims beneficial ownership over the shares described above except to the extent of their pecuniary interest therein, if any. The address of each of Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Forth Worth, TX 76102.

(2) Consists of (i) 406,158 shares of Common Stock held by Broad Street Principal Investments, L.L.C., (ii) 15,736 shares of Common Stock held by Bridge Street 2015, L.P., (iii) 4,045 shares of Common Stock held by MBD 2015, L.P., (iv) 4,601 shares of Common Stock held by Stone Street 2015, L.P. and (v) 9,204 shares of Common Stock held by 2015 Employee Offshore Aggregator, L.P. (collectively, the "GS Entities"). Goldman Sachs & Co. LLC ("GS") is a wholly owned subsidiary of The Goldman Sachs Group, Inc. ("GSG" and, together with its affiliates, "Goldman Sachs"). Affiliates of GSG are the general partner, managing general partner or investment manager, as applicable, of the GS Entities. Each of GS and GSG disclaims beneficial ownership over the shares described above except to the extent of their pecuniary interest therein, if any. The address of each of GS and GSG is 200 West Street, New York, NY 10282.

(3) The general partner of MK Capital II, LP is MK Capital Management II, LLC. Bret R. Maxwell and Mark Koulogeorge are managing members of MK Capital Management II, LLC and may therefore be deemed to have beneficial ownership of the shares held by MK Capital II, LP. Each of Messrs. Maxwell and Koulogeorge disclaims beneficial ownership over the shares described above except to the extent of their pecuniary interest therein, if any. The address of each of Messrs. Maxwell and Koulogeorge is 1799 Willow Road, Northfield, IL 60093.

(4) Represents shares held by 22 selling stockholders not listed above who, as a group, held less than 1% of our outstanding shares of Common Stock prior to this offering.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of the shares of Common Stock covered by this prospectus. The sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at a fixed price or prices, which may be changed from time to time, at prices then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers. The shares of Common Stock may be sold through broker-dealers by one or more of, or a combination of, the following:

•

a block trade in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	by agreement with broker-dealers to sell a specified number of shares of Common Stock at a stipulated price per share;

•	short sales effected after the date the registration statement of which this prospectus is a part becomes effective;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	on the Nasdaq, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•	any other method permitted by applicable law and not prohibited by any agreement such selling stockholders have with us; and

•	a combination of any such methods of sale.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

To the extent required, this prospectus may be amended or supplemented under Rule 424 or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders notify us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successor-in-interest as selling stockholders under this prospectus. The selling stockholders may also transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus after they have provided to us certain documentation. In connection with the sale of our shares of Common Stock, unless otherwise restricted by a contractual agreement or, in the case of a selling stockholder who is an employee, our insider trading policy, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions it assumes. The selling stockholders may also sell our shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock registered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of Common Stock offered by them will be the purchase price of the shares of Common Stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents.

There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

To the extent required, the number of shares of Common Stock to be sold, the names of the selling stockholders, the terms and conditions, including the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions, discounts, concessions and other items constituting agents’ or underwriters’ compensation with respect to a particular offer, and any discounts, commissions or concessions allowed or reallowed or paid to dealers with respect to a particular offer, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

We will bear all expenses incident to our obligation to register the shares of Common Stock covered by this prospectus pursuant to the Merger Agreement.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates. A selling stockholder that is an entity may also elect to make an in-kind distribution of shares of Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the rights of our capital stock and summarizes certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our Annual Report on Form 10-K, as well as to the applicable provisions of the Delaware General Corporation Law.

General

Our authorized capital stock consists of 650,000,000 shares, all with a par value of $0.0001 per share, of which:

•	625,000,000 shares are designated Common Stock; and

•	25,000,000 shares are designated preferred stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

The holders of our Common Stock are entitled to one vote per share. Stockholders do not have the ability to cumulate votes for the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our Common Stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

No shares of preferred stock are outstanding, but we are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any associated qualifications, limitations or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of Common Stock. We have no current plan to issue any shares of preferred stock.

Anti-Takeover Provisions

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•

upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special

•	meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

•

Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize our board of directors to fill vacant directorships, including newly-created seats. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•	Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors, each of which holds office for a three-year term. In addition, directors may only be removed from the board of directors for cause and only by the approval of 66 2/3% of our then-outstanding shares of our Common Stock. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that stockholders are not be able to take action by written consent, and are may only take action at annual or special meetings of our stockholders. Stockholders are not permitted to cumulate their votes for the election of directors. Our amended and restated bylaws further provide that special meetings of our stockholders may be called only by a majority vote of our entire board of directors, the chairman of our board of directors or our chief executive officer.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

•

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the holders of Common Stock, to issue up to 25,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions in our certificate of incorporation to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 662-7232.

Listing

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “COUP.”

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California.

EXPERTS

The consolidated financial statements of Coupa Software Incorporated, appearing in Coupa Software Incorporated’s Annual Report (Form 10-K) for the year ended January 31, 2020, and the effectiveness of Coupa Software Incorporated’s internal control over financial reporting as of January 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.